Exhibit 99.1


Media Contact: Sheila Odom, 402.458.2329
Investor Contact: Cheryl Watson, 317.469.2064

For immediate release

NELNET REPORTS $3.5 BILLION, OR 28%, STUDENT LOAN ASSET GROWTH; RECORD CONSOLIDATION LOAN ACTIVITY

o     Student loan assets up $3.5 billion, or 28%, year over year
o Consolidation loan applications received in June greater than the combined applications received for the first five months of the year
o     Base net income for the second quarter was $0.58 per share

Lincoln, Neb., July 28, 2005 - Nelnet, Inc. (NYSE: NNI) today reported base net income for the first six months of 2005 of $62.5 million, or $1.16 per share, compared with $96.4 million, or $1.80 per share, in the first six months of 2004. For the first six months of 2005, GAAP net income was $66.3 million, or $1.23 per share, compared to $94.4 million, or $1.76 per share, for the same period a year ago.

Base net income for the second quarter of 2005 was $31.0 million, or $0.58 per share, compared with $84.6 million, or $1.58 per share, in the second quarter of 2004. The company reported a second-quarter GAAP net loss of $1.8 million, or $0.03 per share, compared with GAAP net income of $85.3 million, or $1.59 per share, the year before.

The GAAP net loss for the quarter ended June 30, 2005, includes an unrealized loss in the fair-market value of derivative instruments of $51.4 million. The majority of derivatives held by Nelnet do not qualify for hedge accounting under FASB 133. As such, the mark-to-market gains or losses of derivatives each reporting period are included in the statement of operations, but removed from GAAP net income during the calculation of base net income.

Base net income as defined by Nelnet is GAAP net income excluding derivative market value adjustments, amortization of intangible assets, and variable-rate floor income. A description of base net income and reconciliation of GAAP net income to base net income is included in this release.

Net student loan assets at June 30, 2005 were $15.7 billion, up more than 28 percent, or $3.5 billion, from $12.2 billion at June 30, 2004. Since December 31, 2004, student loan assets have increased more than 16 percent, or $2.2 billion, from $13.5 billion.

Nelnet's direct-to-consumer channel experienced a record level of activity in the second quarter of 2005 as borrowers completed student loan consolidation applications before the interest rate increase on July 1. The company reported net new consolidation loan originations, meaning those acquired from other holders, of $404.3 million for the second quarter of 2005 and received a record number of consolidation loan applications in June, the majority of which will fund in the third quarter. The number of applications received in the single month of June was greater than the total number of applications received in the first five months of the year.

"The results from the first half of 2005 reflect the momentum of our business," said Steve Butterfield, Nelnet Vice Chairman and Co-Chief Executive Officer. "Student loan asset growth is the primary driver of our earnings and continues to be robust, while the integration of acquisitions diversifies our revenue streams and enhances our product offerings to schools and students."

MARGIN ANALYSIS

Net interest income for the first six months of 2005 was $168.8 million compared to $218.6 million for the first six months of 2004. For the second quarter of 2005, Nelnet reported net interest income of $82.0 million compared to $175.2 million for the second quarter of 2004. The second quarter 2005 net interest income includes a special allowance yield adjustment of $25.9 million, down from $124.3 million in the same period a year ago, of which a portion had been previously deferred.

The company reported core student loan spread of 1.58 percent for the first six months of 2005 compared with 1.72 percent in the same period in 2004 and 1.50 percent for the second quarter of 2005 compared with 1.79 percent in the same period of 2004. The margin compression was attributable to higher short-term variable interest rates and an increase in lower-yield consolidation loans in the company's student loan portfolio. The impact of the margin compression was partially offset by the use of derivative products to hedge the majority of Nelnet's student loan portfolio earning at fixed rates.

OTHER REVENUE

Income from loan and guarantee servicing fees reached $71.9 million for the first six months of 2005, up from $48.9 million in the first six months of 2004. In the second quarter of 2005, loan and guarantee servicing income grew to $34.7 million from $22.8 million in the second quarter of 2004. The increase is attributable to the acquisition of EDULINX.

Other fee-based income increased to $12.4 million for the first six months of 2005 compared to $3.5 million for the first six months of 2004. For the second quarter of 2005 other fee-based income increased to $9.0 million, up from $1.6 million in the same period a year ago. Recent acquisitions contributed to the increase.

OPERATING EXPENSES

For the first six months of 2005, the company reported operating expenses of $145.3 million compared to $129.4 million for the first six months of 2004. Operating expenses decreased to $73.9 million in the second quarter of 2005 from $76.2 million for the same period a year ago.

RECONCILIATION OF GAAP NET INCOME TO BASE NET INCOME

Nelnet prepares financial statements in accordance with generally accepted accounting principles (GAAP). In addition to evaluating the company's GAAP-based financial information, management also evaluates the company on certain non-GAAP performance measures that are referred to as base income adjustments. While base net income is not a substitute for reported results under GAAP, Nelnet provides base net income as additional information regarding the company's financial results.

Nelnet's base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The company's base net income presentation does not represent another comprehensive basis of accounting.

The following table provides a reconciliation of GAAP net income to base net income.

                                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                                    JUNE 30,                JUNE 30,
                                              ----------------------  ----------------------
                                                  2005        2004        2005        2004
                                              ----------  ----------  ----------  ----------
                                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
GAAP net income (loss)                        $  (1,773)  $  85,253   $  66,314   $  94,374
Base adjustments:
    Derivative market value adjustments          51,372      (3,075)     (8,918)       (548)
    Amortization of intangible assets             1,559       2,079       2,732       4,157
    Variable-rate floor income                        -           -           -        (348)
                                              ----------  ----------  ----------  ----------
Total base adjustments before income taxes       52,931        (996)     (6,186)      3,261
Net tax effect (a)                              (20,114)        379       2,351      (1,239)
                                              ----------  ----------  ----------  ----------
Total base adjustments                           32,817        (617)     (3,835)      2,022
                                              ----------  ----------  ----------  ----------
    Base net income                           $  31,044   $  84,636   $  62,479   $  96,396
                                              ==========  ==========  ==========  ==========
    Base earnings per share, basic and
     diluted                                  $    0.58   $    1.58   $    1.16   $    1.80
                                              ==========  ==========  ==========  ==========

--------------------------------------------

(a) Tax effect computed at 38%.

Nelnet will host a conference call to discuss this earnings release at 1:00 p.m. (Eastern) today. To access the call live, participants in the United States and Canada should dial 800.310.7032 and international callers should dial
719.457.2694 at least 15 minutes prior to the call. A live audio Web cast of the call will also be available at www.nelnetinvestors.net under the conference calls and Web casts menu. A replay of the conference call will be available between 4:00 p.m. (Eastern) today and 11:59 p.m. (Eastern) August 5. To access the replay via telephone within the United States and Canada, callers should dial 888.203.1112. International callers should dial 719.457.0820. All callers accessing the replay will need to use the confirmation code 4818791. A replay of the audio Web cast will also be available at www.nelnetinvestors.net. Supplemental financial information to this earnings release is available online at http://www.nelnetinvestors.net/releases.cfm?reltype=Financial.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          THREE MONTHS ENDED           SIX MONTHS ENDED
                                                               JUNE 30,                     JUNE 30,
                                                      ---------------------------  --------------------------
                                                           2005           2004          2005          2004
                                                      ------------  -------------  ------------  ------------
                                                                            (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

Interest income:
    Loan interest, excluding variable-rate
       floor income                                   $   223,691    $   239,436   $   423,798   $   347,632
    Variable-rate floor income                                  -              -             -           348
    Amortization of loan premiums and deferred
       origination costs                                  (16,547)       (15,037)      (32,329)      (34,854)
    Investment interest                                     8,150          3,181        15,152         6,832
                                                      ------------  -------------  ------------  ------------
      Total interest income                               215,294        227,580       406,621       319,958

Interest expense:
    Interest on bonds and notes payable                   133,277         52,352       237,802       101,395
                                                      ------------  -------------  ------------  ------------
      Net interest income                                  82,017        175,228       168,819       218,563

Less provision (recovery) for loan losses                   2,124         (6,421)        4,155        (3,306)
                                                      ------------  -------------  ------------  ------------
      Net interest income after provision (recovery)
         for loan losses                                   79,893        181,649       164,664       221,869
                                                      ------------  -------------  ------------  ------------
Other income:
    Loan and guarantee servicing income                    34,678         22,846        71,854        48,909
    Other fee-based income                                  9,027          1,630        12,383         3,519
    Software services income                                2,602          1,780         4,808         3,672
    Other income                                            1,524          1,285         2,924         2,728
    Derivative market value adjustments                   (51,372)         3,075         8,918           548
    Derivative settlements, net                            (6,001)        (1,718)      (16,087)       (2,932)
                                                      ------------  -------------  ------------  ------------
      Total other income (loss)                            (9,542)        28,898        84,800        56,444
                                                      ------------  -------------  ------------  ------------
Operating expenses:
    Salaries and benefits                                  39,977         49,036        79,304        76,805
    Other expenses                                         32,343         25,081        63,231        48,446
    Amortization of intangible assets                       1,559          2,079         2,732         4,157
                                                      ------------  -------------  ------------  ------------
      Total operating expenses                             73,879         76,196       145,267       129,408
                                                      ------------  -------------  ------------  ------------

      Income (loss) before income taxes                    (3,528)       134,351       104,197       148,905

Income tax expense (benefit)                               (1,755)        49,098        37,883        54,531
                                                      ------------  -------------  ------------  ------------

      Net income (loss)                               $    (1,773)  $     85,253   $    66,314   $    94,374
                                                      ============  =============  ============  ============

      Earnings (loss) per share, basic and diluted    $     (0.03)  $       1.59   $      1.23   $      1.76
                                                      ============  =============  ============  ============
Weighted average shares outstanding                    53,712,048     53,647,697    53,697,390    53,641,664

CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                      AS OF           AS OF           AS OF
                                                    JUNE 30,      DECEMBER 31,       JUNE 30,
                                                      2005            2004             2004
                                                  --------------  --------------   -------------
                                                    (UNAUDITED)                     (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                 $  15,661,315   $  13,461,814    $ 12,194,097
    Cash, cash equivalents, and investments           1,110,109       1,302,954         899,987
    Other assets                                        537,479         395,237         365,495
                                                  --------------  --------------   -------------
      Total assets                                $  17,308,903   $  15,160,005    $ 13,459,579
                                                  ==============  ==============   =============
Liabilities:
    Bonds and notes payable                       $  16,580,078   $  14,300,606    $ 12,844,539
    Other liabilities                                   205,155         403,224         214,058
                                                  --------------  --------------   -------------
      Total liabilities                              16,785,233      14,703,830      13,058,597
                                                  --------------  --------------   -------------
Shareholders' equity                                    523,670         456,175         400,982
                                                  --------------  --------------   -------------
      Total liabilities and shareholders' equity  $  17,308,903   $  15,160,005    $ 13,459,579
                                                  ==============  ==============   =============

Return on average total assets                            0.82%           1.11%           1.50%
Return on average equity                                  26.0%           39.7%           57.1%



                                       ###

Nelnet is one of the leading education finance companies in the United States and is focused on providing quality products and services to students and schools nationwide. Nelnet ranks among the nation's leaders in terms of total net student loan assets with $15.7 billion as of June 30, 2005. Headquartered in Lincoln, Nebraska, Nelnet originates, consolidates, securitizes, holds, and services student loans, principally loans originated under the Federal Family Education Loan Program of the U.S. Department of Education.

Additional information is available at www.nelnet.net.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on Nelnet's operating results, performance, or financial condition are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans.